Exhibit 10.2
COMMERCIAL VEHICLE GROUP, INC.
2020 EQUITY INCENTIVE PLAN

TERMINATION OF
PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT
BASED ON EBITDA AND STOCK PRICE

This Termination of Performance -Based Restricted Stock Award Agreement Based on EBITDA and Stock Price (“Agreement”) is entered into by and between James R. Ray (“Grantee”) and Commercial Vehicle Group, Inc. (the “Company”) effective as of April 23, 2026.
WHEREAS, Grantee, the Company’s Chief Executive Officer, and the Company entered into (i) that certain Performance-Based Restricted Stock Award Agreement Based on EBITDA and Stock Price Agreement (the “Stock Award Agreement”), and (ii) that certain Performance-Based Restricted Cash Award Agreement Based on EBITDA and Stock Price Agreement (the “Cash Award Agreement” and, together with the Stock Award Agreement, collectively, the “Original PSU Agreements”), each effective as March 31, 2025;
WHEREAS, in light of certain restrictions under the 2020 Amended and Restated Equity Incentive Plan (the “Plan”) of the Company, the Grantee and the Company desire to terminate the Stock Award Agreement.
NOW, THEREFORE, the Grantee and the Company hereby agree as follows:
1.The Stock Award Agreement is hereby terminated and cancelled. Grantee hereby irrevocably forfeits all rights, title and interest in and to such Stock Award Agreement and any stock that may have been issuable thereunder.

2.Promptly following execution of this Agreement, the Compensation Committee (the “Committee”) of the Company’s Board of Directors will engage with Meridian Compensation Partners, the Committee’s compensation consultant, to evaluate alternative compensation approaches intended to reasonably compensate Grantee for the cancelled award represented by the Stock Award Agreement.

3.The Company will use reasonable good faith efforts to identify an alternative compensation approach acceptable to the Company and to Grantee to replace the compensation foregone by Grantee as a result of the cancellation of the award represented by the Stock Award Agreement and to enter into an agreement with respect to such alternative compensation on or prior to June 30, 2026.
[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

4.Agreement shall be governed by, and construed under and in accordance with, the internal laws of the State of Delaware, without reference to rules relating to conflicts of laws.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

COMPANY:
Commercial Vehicle Group, Inc.
By:     /s/ Aneezal Mohamed
Title:     Chief Legal Officer

GRANTEE:

_/s/ James Ray
James R. Ray